EXHIBIT 10.46

April 12, 2002

Mr. Edward Kidston
President
Kidston Communications
Pioneer, OH

Dear Ed,

Per this letter agreement, we are offering to you and you are accepting the following new payment terms for all DigiKnow and other education industry purchases:

All purchases will be paid for in full upon order, less a fifteen (15) percent interest carrying charge.

We will create a bill of lading for each project which includes the serial number of all significant components, and this list will segregate, for accounting and management purposes, each order.

You receive title to the equipment upon payment.

We will store it here in our factory at no charge to you while we do integration, testing and content loading. Upon completion of system integration and loading, it will be stored as a group either at our factory, or at a storage location approved by you.

Terms will remain FOB Knoxville, TN.

All other terms of our previous Agreement remain in effect.

Please indicate your acceptance of these terms by signing and dating below.

Best regards,                             Accepted this _____ day of April, 2002



Kenneth D. Van Meter                      ________________________________
President and CEO                         President, Kidston Communications